UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2014

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously announced, on September 10, 2014, the New Jersey Casino Control Commission (“CCC”) approved the request by MGM Resorts International (the “Company”) for licensure in the State of New Jersey. In connection with such approval, the CCC agreed, subject to final approval by the Chairman of the CCC, to terminate the Stipulation of Settlement entered into on March 11, 2010, among the Company, Marina District Development Company, LLC and the State of New Jersey, Department of Law and Public Safety, Division of Gaming Enforcement (as amended to date, the “Stipulation of Settlement”) and dissolve and terminate the divestiture trust. The Stipulation of Settlement, which required the Company to place into a divestiture trust its 50% ownership interest in the Borgata Hotel Casino & Spa and its title to certain leased real property in Atlantic City and related leases, was terminated effective upon such approval by the Chairman of the CCC on September 29, 2014. In connection with the dissolution of the trust on September 30, 2014, all of the trust property, including approximately $83 million of cash, was transferred to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 1, 2014

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Vice President, Deputy General Counsel & Assistant Corporate Secretary